Collectors Universe Diamond Subsidiary Selected for Pilot Program
for Botswana Diamonds

NEWPORT BEACH, CA – November 4, 2008 - Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, diamonds and colored gemstones, today announced the Company’s diamond subsidiary was selected for a pilot program to identify and certify polished diamonds that were cut and polished in the country of Botswana, the largest producer of rough diamonds in the world.

The pilot program is designed to take advantage of the Source Veritas™ service offered by the Company’s subsidiary Gem Certification & Assurance Lab, Inc. (GCAL).  GCAL’s Source Veritas™ service provides assurance to consumers that the polished diamond described on the diamond certificate is not only authentic and properly graded, but also was mined, cut and polished in a country, like Botswana, that complies with the Kimberley Process and the 2003 Clean Diamond Act.  The country of Botswana has an equity interest in the mining and distribution of rough diamonds from the country’s diamond fields. There are several cutting and polishing diamond factories in Botswana that convert rough diamonds to finished, polished diamonds.

GCAL has been selected by one of the cutting and polishing factories in Botswana to identify and certify the polished diamonds from the factory as “Made in Botswana” and the pilot program is being offered through Day’s Jewelers (www.daysjewelers.com), a multi-store jewelry store chain in Maine and New Hampshire.

“GCAL presented us with a real opportunity to use the wealth of natural resources in Botswana in the right way,” stated Jeff Corey, President of Day’s Jewelers. “Botswana could be the shining light for the whole continent and it is very exciting.  We are thrilled to be a part of the puzzle.”

“This pilot program for ‘Made in Botswana’ diamonds is dependent on our patented Gemprint identification technology where the diamond manufacturing facility records the diamond ‘fingerprint’ as the diamond is completed in the process,” explained Chief Executive Officer Michael Haynes. “The Gemprint equipment is operated by the manufacturer and then the polished diamonds are sent to our GCAL laboratory in New York for Gemprint matching, authentication and grading.  With this positive identification tracking system, GCAL provides diamonds to the retailer that offers a branding difference and a preference for a diamond directly benefiting Botswana.  While the impact on GCAL in this holiday season will not be significant, we are encouraged by the initial response and the potential for expansion of the program in calendar 2009.”

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles and diamond and colored gemstones markets. The Company authenticates and grades collectible coins, sports cards, autographs, stamps, currency, diamonds and colored gemstones.  The Company also compiles and publishes authoritative information about United States and world coins, collectible sports cards and sports memorabilia, collectible stamps, diamonds and colored gemstones. This information is accessible to collectors and dealers at the Company's web site, http://www.collectors.com, and is also published in print.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance, which constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

Due to a number of risks and uncertainties to which our business is subject, our actual financial performance in the future may differ, possibly significantly, from our expected financial performance as set forth in the forward looking statements contained in this news release.  Information regarding those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, the risks that our strategy to expand into new collectibles and other high value asset markets, such as the diamond and colored gemstone markets, and to offer new services in our existing markets will not be successful in enabling us to improve our profitability or may even cause us to incur losses.  Additional information regarding these and other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2008, which we filed with the Securities and Exchange Commission on September 30, 2008.

Due to these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about our future performance based solely on historical financial performance.  We also disclaim any obligation to update forward-looking statements contained in this news release or in our Annual Report or Quarterly Reports filed with the Securities and Exchange Commission.

Contact: Joseph Wallace Chief Financial Officer Collectors Universe 949-567-1245 Email: jwallace@collectors.com	Brandi Piacente Investor Relations The Piacente Group, Inc. 212-481-2050 Email: brandi@thepiacentegroup.com

# # #